Exhibit 3.185

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, NOVEMBER 15, 2006

The State Corporation Commission has found the accompanying articles submitted on behalf of LEWIS-GALE HOSPITAL, INCORPORATED to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this CERTIFICATE OF AMENDMENT be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective November 15, 2006.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

Commissioner

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, NOVEMBER 15, 2006

The State Corporation Commission has found the accompanying articles submitted on behalf of LEWIS-GALE HOSPITAL, INCORPORATED to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this CERTIFICATE OF AMENDMENT be issued and admitted to record, with the articles of amendment in the Office of the Clerk of the Commission, effective November 15, 2006.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Commissioner

06-11-15-0501

AMENACPT

CIS0322

MARK C. CHRISTIE CHAIRMAN THEODORE V. MORRISON, JR. COMMISSIONER JUDITH WILLIAMS JAGDMANN COMMISSIONER		JOEL H. PECK CLERK OF THE COMMISSION P.O. BOX 1197 RICHMOND, VIRGINIA 23218-1197

	STATE CORPORATION COMMISSION Office of the Clerk	November 15, 2006

ROHAN OBEROI

MCGUIREWOODS LLP

901 E CARY ST

RICHMOND, VA 23219-4030

RE:	LEWIS-GALE HOSPITAL, INCORPORATED
ID:	0006053-3
DCN:	06-11-15-0501

Dear Customer:

This is your receipt for $25.00, covering the fees for filing the following with this office:

articles of amendment

This is also your receipt for $200.00 to cover the fee(s) for expedited service(s).

The effective date of the certificate of amendment is November 15, 2006.

If you have any questions, please call (804) 371-9733 or toll-free in Virginia, 1-866-722-2551.

Sincerely,

/s/ Joel H. Peck
Joel H. Peck
Clerk of the Commission

AMENACPT

CIS0322

Tyler Building, 1300 East Main Street, Richmond, VA 23219-3630

Clerk’s Office (804) 371-9733 or (800) 722-2551 (toll-free in Virginia) www.sec.virginia.gov/division/clk

Telecommunications Device for the Deaf-TDD/Voice: (304) 371-9206

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

LEWIS-GALE HOSPITAL, INCORPORATED

1. The name of the Corporation is Lewis-Gale Hospital, Incorporated (the “Corporation”).

2. Article (c) of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

Purposes.

The purposes for which it is formed are to build, maintain, equip and operate one or more hospitals for the practice therein of medicine and surgery and for the care of the sick and for the purpose of educating and training nurses and for any other lawful purpose.

3. The foregoing amendment to the Corporation’s Articles of Incorporation was adopted on November 15, 2006 by unanimous consent of the shareholders.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by the undersigned, its authorized officer, on November 15, 2006.

LEWIS-GALE HOSPITAL, INCORPORATED

By:	/s/ Dora A. Blackwood
Dora A. Blackwood
Vice President and Secretary

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

LEWIS-GALE HOSPITAL, INCORPORATED

1. The name of the Corporation is Lewis-Gale Hospital, Incorporated (the “Corporation”).

2. Article (c) of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

Purposes.

The purposes for which it is formed are to build, maintain, equip and operate one or more hospitals for the practice therein of medicine and surgery and for the care of the sick and for the purpose of educating and training nurses and for any other lawful purpose.

3. The foregoing amendment to the Corporation’s Article of Incorporation was adopted on November 15, 2006 by unanimous consent of the shareholders.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by the undersigned, its authorized officer, on November 15, 2006

LEWIS-GALE HOSPITAL, INCORPORATED

By:
Dora A. Blackwood
Vice President and Secretary

SHAREHOLDER CONSENT

LEWIS-GALE HOSPITAL, INCORPORATED

The undersigned, being the sole shareholder of Lewis-Gale Hospital, Incorporated (the “Corporation”) hereby adopts the following amendment to the Articles of Incorporation of the Corporation, effective November 15, 2006:

Article (c) of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

Purposes.

The purposes for which it is formed are to build, maintain, equip and operate one or more hospitals for the practice therein of medicine and surgery and for the care of the sick and for the purpose of educating and training nurses and for any other lawful purpose.

Witness the following signature on November 15, 2006.

Hospital Corp., LLC

Dor’h A. Blackwood

Vice President and Secretary

By:

AGREEMENT OF MERGER

BETWEEN

LEWIS-GALE HOSPITAL, INCORPORATED

AND

OMNIMED, INC.

AGREEMENT OF MERGER dated this 28th day of December, 1977, by and between LEWIS-GALE HOSPITAL, INCORPORATED, a Virginia corporation, herein called the Surviving Corporation, and OMNIMED, INC. a Virginia corporation, herein called the Merging Corporation.

(A) Plan of Merger is as follows:

Lewis-Gale Hospital will acquire Omnimed, Inc. The directors and officers of the Surviving Corporation on the effective date of this merger shall continue to be the directors and officers of the Surviving Corporation.

Upon the merger becoming effective, the separate existence of the Merging Corporation shall cease and all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assest of every kind and description of the Merging Corporation shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed and all property, rights, and every other interest of the Surviving Corporation and the Merging Corporation shall be as effectively the property of the Surviving Corporation as they were of the Surviving Corporation and the Merging Corporation respectively.

Each outstanding share of the Surviving Corporation shall remain outstanding.

The outstanding shares of Merging Corporation shall be canceled and no shares of Surviving Corporation shall be issued in exchange therefor.

The Surviving Corporation and the Merging Corporation desire to effect a tax-free statutory merger pursuant to Section 368(a) Cl) (A) of the Internal Revenue Code of 1954.

(B) On November 28, 1977, at a meeting of a majority of the Board of Directors of Lewis-Gale Hospital, incorporated and Omnimed, Inc., there was duly approved the Plan of Merger between Lewis-Gale Hospital, incorporated and Omnimed, Inc. On December 28, 1977, at a meeting of Hospital Corporation of America, the sole stockholder of both Lewis-Gale Hospital, Incorporated and Omnimed, Inc., the Plan of Merger was adopted as approved by the Board of Directors for each corporation. Notice for the meeting was given on November 28, 1977 in the manner provided for by Section 13.1-70 of the Virginia Stock Corporation Act. Notice was accompanied by a copy of the Plan of Merger.

(C) Lewis-Gale Hospital, Incorporated and Omnimed,Inc. are both wholly- owned subsidiaries of Hospital Corporation of America and each has one class of one thousand (1000) shares of stock issued and outstanding.

(D) The sole stockholder of both corporations, Hospital Corporation of America, voted all one thousand (1000) shares of each corporation for approval of the merger.

This Agreement of Merger shall become effective on 4 January 1978.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be executed by their respective officers thereunto duly authorized on this 28th day of December, 1977.

LEWIS-GALE HOSPITAL, INCORPORATED

By
Jack C. Massey, President

By
Ira E. Parker, III, Asst. Secretary

OMNIMED, INC.

By
Jack C. Massey, (President) By
Ira E Parker, III, Asst. Secretary

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND

January 4, 1978

The accompanying articles having been delivered to the State Corporation Commission on behalf of Merger of Omnimed, Inc. into Lewis-Gale Hospital, Incorporated (both Va. corps.)

and the Commission having that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that is CERTIFICATION OF MERGER be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that he merged into Omnimed, Inc.

Lewis-Gale Hospital, Incorporated

S

the surviving corporation, which shall continue to be a corporation existing under the laws of the State of

Virginia	with the corporate name Lewis-Gale Hospital, Incorporated

and that separate existence of the corporations parties to the plan of merger, except the surviving corporation, shall cease.

STATE CORPORATION COMMISSION
By;
Comissioner

VIRGINIA;

In the Clerk’s Office of the Circuit Court City Salem

The foregoing cetificate (including the accompanying articles) has been duly recorded in my office this                                  day of                      and is now returned to the State Corporation Commission by certified mail.

CLERK

VP	BOOK 57 rACE23a

In the Clur•k C Tice.3f the Circuit Curt of City-of Roanoke

the foregoing certificate (including the accompanying articles) has been duly authorized in my office this 17th day of January 1978 and is now returned to the Corporation by certified mail.